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SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC 20549
                        _______________
                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act o f 1934


              Date of Report:    April 1, 1997



INTERSOLV, Inc.
       (Exact name of registrant as specified in charter)

        Delaware                                   0-
15188                                52-0990382
(State/other jurisdiction of incorporation)
(Commission File Number)    (IRS Employer Identification
No.)

 9420 Key West Avenue,                    Rockville,
Maryland                         20850
(Address of principal executive offices)
(Zip Code)



Registrant's telephone no., including area code
301/838-5000
Item 5.  Other Events

     INTERSOLV announced on April 1 that it expects to incur a pre-tax charge of approximately $25-
$30 million to writedown certain capitalized software costs and other intangible assets in the fourth fiscal quarter ending April 30, 1997. As a result of this charge, the Company expects to report a net loss for both the quarter and fiscal year ending April 30, 1997. INTERSOLV plans to report results for these periods by the first week of June 1997.

     The above adjustment reduces certain
assets to their expected future net value.
As a result of the rapid technological
changes affecting the Company's products,
INTERSOLV anticipates to capitalize
significantly lower amounts in the future.

                           SIGNATURES
 Pursuant to the requirements of the
Securities Exchange Act of 1934, the
registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                INTERSOLV,
Inc.
Date: April 4, 1997                    By
/s/ Kenneth
A. Sexton_______
                                       Kennet
                                       h A.
                                       Sexton
                                       Senior
                                       Vice
President,

Finance & Administration/CFO